UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): May 23, 2017

GRAPHIC PACKAGING HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Riveredge Parkway, Suite 100
Atlanta, Georgia 30328
(Address of principal executive offices)

(770) 240-7200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

EXPLANATORY NOTE

Graphic Packaging Holding Company (the “Company”) is filing this amendment to its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 26, 2017 to disclose the determination of the Board of Directors regarding the frequency with which the Company will conduct future stockholder advisory votes on the compensation paid to its named executive officers. Except for the foregoing, no other changes are being made to the original Form 8-K. This amendment should be read in conjunction with the original Form 8-K.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

A majority of the votes cast by stockholders at the Company’s Annual Meeting of Stockholders held on May 24, 2017 were voted in favor of holding an advisory vote to approve the compensation of the Company’s named executive officers every year. Consistent with this vote, on July 27, 2017 the Board of Directors determined that it will include an advisory stockholder vote to approve the compensation of its named executive officers in its proxy materials each year. The Company expects to continue holding such votes every year until the next required advisory vote on the frequency of stockholder votes on named executive officer compensation, which will occur no later than the Company’s Annual Meeting of Stockholders in 2023.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Lauren S. Tashma
Lauren S. Tashma
Senior Vice President, General
Counsel and Secretary
Date: July 31, 2017